Exhibit (d)(1)

CONTROL NUMBER:	THIS SUBSCRIPTION CERTIFICATE MAY BE USED TO SUBSCRIBE FOR SHARES OR MAY BE ASSIGNED OR SOLD. FULL INSTRUCTIONS APPEAR ON THE BACK OF THIS SUBSCRIPTION CERTIFICATE.	NUMBER OF RIGHTS

__________________	THE MEXICO FUND, INC.

SUBSCRIPTION CERTIFICATE FOR SHARES OF COMMON STOCK

THIS SUBSCRIPTION CERTIFICATE IS TRANSFERABLE AND MAY BE DIVIDED AT THE OFFICE OF THE SUBSCRIPTION AGENT

ESTIMATED SUBSCRIPTION PRICE: U.S. $17.73 PER SHARE

VOID IF NOT EXERCISED AT OR BEFORE 5:00 P.M., (NEW YORK TIME) ON APRIL 20, 2007, THE EXPIRATION DATE (UNLESS EXTENDED)	THE FINAL SUBSCRIPTION PRICE WILL BE 95% OF THE LOWER OF (1) THE AVERAGE OF THE LAST REPORTED SALES PRICE OF A FUND SHARE ON THE NYSE FOR THE EXPIRATION DATE AND THE FOUR PRECEDING TRADING DAYS PROVIDED, HOWEVER, THAT THE SUBSCRIPTION PRICE WILL NOT BE LOWER THAN 72.5% OF THE FUND’S NET ASSET VALUE PER SHARE AS OF THE CLOSE OF TRADING ON THE NEW YORK STOCK EXCHANGE ON THE EXPIRATION DATE	CUSIP 592835 1 10

REGISTERED OWNER:

This Subscription Certificate grants the registered owner, named above, or its assignee, the number of Rights to subscribe for the Shares of common stock, $1.00 par value, of The Mexico Fund, Inc. shown above, in the ratio of one Share for each three Rights, pursuant to the Primary Subscription and upon the terms and conditions and at the price for each Share specified in the prospectus dated March 12, 2007 relating thereto.	If you subscribe for fewer than all of the Shares represented by the Subscription Certificate, the Subscription Agent will issue a new Subscription Certificate representing the balance of the unsubscribed Rights, provided that the Subscription Agent has received your Subscription Certificate and payment prior to 5:00 p.m., New York City time, on April 20, 2007. No new Subscription Certificate will be issued after such date.

Dated:		IMPORTANT: Complete appropriate form on reverse

SEAL
Secretary		President

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, (New York, N.Y.)
TRANSFER AGENT AND REGISTRAR

By:
AUTHORIZED SIGNATURE

To subscribe for your Primary Subscription Shares please complete line “A” below.

Example:

29 shares = 29 Rights. Note that if you own less than 3 shares, you will receive 3 Rights.

29 Rights divided by 3 = 9 Primary Subscription Shares. The maximum number of Primary Subscription Shares would be 9. Fractional shares will be dropped. You would have 2 remaining Rights.

A.	29	÷	3	=	9	x	$	=	$
	(No. of Rights)				(No. of Shares)		(Estimated Subscription Price)			(Payment to be Remitted)

If you are not exercising in full your Primary Subscription Right, check box “F” below and we will attempt to sell any remaining unexercised Rights.

Please note that $         is an estimated price only. The Subscription Price will be determined on April 20, 2007, the Expiration Date (unless extended), and could be higher or lower than the Estimated Subscription Price depending on changes in the net asset value and share price of the Common Stock.

To subscribe for any Shares available under the Over-Subscription Privilege, please complete line “B” below.

Please note: Only Record Date Stockholders who have exercised their Primary Subscription in full may exercise the Over-Subscription Privilege.

Payment of Shares: Full payment or a Notice of Guaranteed Delivery for both the Shares purchased pursuant to Primary Subscription and Over-Subscription Privilege must accompany this subscription. Please reference your Rights control number on your check, money order, or Notice of Guaranteed Delivery.

Return Subscription Certificate by hand, first class mail or overnight courier to: American Stock Transfer & Trust Company

BY FACSIMILE:	BY MAIL:
(718) 234-5001	American Stock Transfer & Trust Company
Confirm by telephone to:	6201 15th Avenue
(877) 248-6417	Brooklyn, NY 11219

BY EXPRESS MAIL OR OVERNIGHT COURIER:	BY HAND:
American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
6201 15th Avenue	59 Maiden Lane
Brooklyn, New York 11219	Plaza Level
New York, New York 10038

If the aggregate Subscription Price paid by a Record Date Stockholder is insufficient to purchase the number of Shares that such stockholder indicates are being subscribed for, or if a Record Date Stockholder does not specify the number of Shares to be purchased, then the Record Date Stockholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to the full extent of the payment tendered. If the aggregate Subscription Price paid by a Record Date Stockholder exceeds the amount necessary to purchase the number of Shares for which the Record Date Stockholder has indicated an intention to subscribe, then the Record Date Stockholder will be deemed to have exercised first, the Primary Subscription Rights (if not already fully exercised) and second, the Over-Subscription Privilege to the full extent of the excess payment tendered.

PLEASE FILL IN ALL APPLICABLE INFORMATION					Expiration Date: April 20, 2007	E. The following Broker-Dealer is being designated as having been instrumental in the exercise of this Subscription Right:
A. Primary Subscription		÷ 3 =	_____________ x	$ ___________________	=$___________

☐ UBS Securities LLC

(Three Rights = 1 Share)	(Rights Exercised)		(No. of Shares requested)	(Estimated Subscription Price)		☐ __________________

B. Over-Subscription Privilege____________		÷ 3 =	_____________ x	$ ___________________	=$___________	Representative Name _________________
(Three Rights = 1 Share)	(Rights Exercised)		(No. of Shares requested)	(Estimated Subscription Price)

F. Sell any remaining Rights ☐
C. Amount of Check Enclosed (A + B) (and amount to be inserted in Notice of Guaranteed Delivery, if applicable)					=$___________	G. Sell all of my Rights ☐
D. If you currently reinvest your dividends and wish to receive a certificate, check here ☐

SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for the number of Shares indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating to the Primary Subscription Right and Over-Subscription Privilege, receipt of which is acknowledged. I hereby agree that if I fail to pay for the Shares of Common Stock for which I have subscribed, the Fund may exercise any of the remedies set forth in the Prospectus.

TO SELL: If I have checked either the box on line F or on line G, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus.

SECTION 2. TO TRANSFER RIGHTS (except pursuant to F or G above): For value received, ______________ of the Rights represented by this Subscription Certificate are assigned to:

(Print Full Name of Assignee) social security number

(Print Full Address)

(Print Full Address)
Signature(s) of Assignor(s)____________________________________
Signature(s) of Subscriber(s) Seller(s)

IMPORTANT: The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your Subscription Certificate.

Your Signature must be guaranteed by an Eligible Guarantor Institution as that term is defined under Rule 17Ad-15 of the Securities Exchange Act of 1934, which may include:

a) a commercial bank or trust company, or
Address for delivery of Shares if other than shown on front	b) a member firm of a domestic stock exchange, or
c) a savings bank or credit union.
If permanent change of address, check here ☐	Signature _________________________________________________
Guaranteed (name of Bank or Firm)
Please give your telephone number: ( )___________________________ DAY	By ________________________________________________________
( )___________________________ EVENING	(Signature of Officer and Title)

METHOD OF PAYMENT (CHECK ONE)

☐	Check or certified check, cashier’s check or bank draft drawn on a U.S. bank and payable in U.S. funds or U.S. postal money order payable to “American Stock Transfer & Trust Company, as Subscription Agent”. Funds paid by an uncertified check may take at least five business days to clear.

☐	Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, as Subscription Agent, for purpose of accepting subscriptions in this rights offering at JP Morgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 323-059945.

If you do not indicate the number of Shares being purchased or do not forward full payment of the total Estimated Subscription Price for the number of Shares that you indicate are being purchased, then you will be deemed to have exercised your Rights with respect to the maximum number of Shares that may be purchased based on the actual payment delivered. The Fund will make this determination as follows:

•	you will be deemed to have exercised your Primary Subscription to the full extent of the payment received, and

•	if any funds remain, you will be deemed to have exercised your Over-Subscription Privilege to the extent of the remaining funds.